Exhibit 10.23

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Central National Bank and Trust Co. of Enid.	Original Service Agreement No. 14820-0062a CREDIT

SECURED CREDIT CARD ISSUING
AND
MARKETING AGREEMENT
BETWEEN
CENTRAL NATIONAL BANK AND TRUST CO. OF ENID
AND
1DEBIT, INC. (DBA CHIME)

Issued by:	Mark Sumby Senior Vice President, Business Development	Effective date:	October 10th 2018

Issued on:	08/14/2018
i

SCHEDULES AND EXHIBITS

SCHEDULE 1	Definitions

EXHIBIT A	Program Description

EXHIBIT B	Credit Policy

EXHIBIT C	Form of Application

EXHIBIT D	Account Documentation

EXHIBIT E	Form of Quarterly Compliance Certificate

EXHIBIT F	Sample Funding Statement

EXHIBIT G	Periodic Reports

EXHIBIT H	Third-Party Service Contractors

EXHIBIT I	Insurance Requirements

EXHIBIT J	Pricing

This SECURED CREDIT CARD MARKETING AGREEMENT (this “Agreement”), dated as of 10th October, 2018 (“Effective Date”), is made by and between Central National Bank & Trust Co. of Enid, a national banking association which is a Federal Deposit Insurance Corporation (“FDIC”) insured bank having its principal offices at 324 W. Broadway, Enid, OK 73701 (“Bank”), and 1debit, Inc. (dba Chime), a Delaware corporation, whose principal office is located at 116 New Montgomery Street, Suite 820, San Francisco, CA 94105 (“Company”). Each of Bank and Company is sometimes referred to individually herein a s a “Party” and, collectively, as the “Parties.”
WHEREAS, Bank is in the business of originating various types of loans, including consumer-purpose, secured, revolving credit card accounts;
WHEREAS, Company has developed and operates a platform to market and service secured, revolving credit card accounts;
WHEREAS, Bank desires to provide credit and issue secured credit cards to qualifying consumers, with features and functionality as more particularly described in Exhibit K; and WHEREAS, the Parties desire that Bank provide credit and issue secured credit cards to qualifying applicants making applications through Company’s platform, and Company provide to Bank, and Bank receive from Company, certain marketing and application processing services in connection with such secured credit card applications.
NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:
1.Definitions. The terms used in this Agreement shall be defined as set forth in Schedule 1, and the rules of construction set forth in Schedule 1 shall apply to this Agreement.
2.Marketing of the Program and Accounts. At its own cost, Company shall produce the Cards and promote and otherwise market the Program and the Accounts. In performing such promotion and other marketing services, Company may use any sales channel, form of media or media channel, provided that Company shall discontinue the use of any sales channel, form of media or media channel if directed to do so by Bank if, in Bank’s reasonable discretion, such channel represents a financial, reputational, or regulatory risk to Bank. The design of the Card, and any changes thereto, are subject to the prior approval of Bank, provided that the card design included with Exhibit A has been pre-approved by Bank as of the date hereof Company may promote the Program and accept applications through authorized parties that have been approved by Bank, provided that Company shall immediately terminate the use of any such authorized parties at the Bank’s direction. Bank agrees that Company may refer to Bank and the Program in promotional and marketing materials, including marketing scripts, press releases, websites, mobile applications, and other marketing materials upon the condition that any promotional or marketing materials referencing Bank or the Program or associated with the Program (and any changes in such materials) must receive the prior written approval of Bank, which shall not be unreasonably withheld or delayed. Bank may require a change in such materials upon written notice provided to Company at Company’s sole cost and expense. Company shall ensure that all promotional and marketing materials, including the Card design, shall be accurate and not misleading in all material respects. Company shall ensure that all promotional and marketing materials (including the Card design) and strategies, including the authorized parties and any other distribution channels, comply with Applicable Laws. The Parties will prepare a style guide to set forth rules regarding the usage of Bank’s name and the Program description and other matters that, when used by Company, shall be deemed to be approved by Bank; provided, however, that such style guide may be changed from time to time by Bank upon written notice to Company . The Parties also shall cooperate to develop and document a mutually agreed upon process for review of promotional and marketing materials; provided, however, that the failure of Bank to adhere to such process shall not be considered a breach of this Agreement. The Parties further agree that where required new campaigns and marketing activities shall be approved by the Bank in a timely manner, and that such decisions shall be made within ten (10) business days. Bank shall not intentionally delay or unreasonably withhold its review and approval of proposed marketing materials.
3.Extension of Credit. Bank agrees to issue Cards and make Accounts available, in accordance with the Credit Policy, to qualifying applicants located in the fifty United States or the District of Columbia (the “Territory”), and to make Account Advances to Borrowers, subject to the terms and conditions of the Account Agreements. All Accounts shall be originated by Bank using the Company’s services described herein. Company acknowledges that approval of an Application involves, among other things, the establishment of an Account with Bank. An Account Advance under the Account creates a creditor-borrower relationship between Bank and Borrower which involves Bank’s extension of credit, the disbursement of loan proceeds, and the right to collect payments. Bank may deny any application if in Bank’s good faith determination such denial is required by Applicable Law or the Finance Materials (defined below).
4.Capital Requirements and Reasonable Forecasts. Each calendar quarter, Servicer shall provide Bank a reasonable, good faith forecast for the following [***] projected Program card purchase transaction volumes. Bank will use commercially reasonable efforts to maintain such internal systems, support services, resources and supplies (and may engage third party suppliers and service providers in furtherance of the same) to support Servicer’s projected monthly card purchase transaction volumes in furtherance of Bank’s obligations under this Agreement.
Based on Servicer’s forecasts, Bank shall use commercially reasonable efforts to provide at least [***] prior written notice of any reasonably anticipated card purchase transaction volume constraints. Should Bank become unable to support transaction volumes, Servicer and Bank shall agree to resolve in an agreeable manner issue that might be prohibiting growth though the parties shall agree that Servicer may reserve the right to initiate wind down procedures as more expressly defined in section 16 of this Agreement.

5.Account Documents and Credit Policy. The following documents, terms and procedures (“Finance Materials”) are subject to approval by Bank and will be used by Bank initially with respect to the Accounts, and shall be attached to this Agreement upon approval by Bank: (i) the Program description as Exhibit A; (ii) Credit Policy as Exhibit B; (iii) form of Application, including disclosures required by Applicable Laws, as Exhibit C; and (iv) form of Account Agreement, Secured Deposit Account Agreement, privacy policy and privacy notices, as Exhibit D. The Finance Materials may be changed only at the direction of or with the consent of Bank. Notwithstanding anything to the contrary in this Agreement, no change may be made to the Credit Policy unless each such change has been approved by Bank’s board of directors or its designee, in its sole discretion, this shall exclude approved test environments in so far as tests are conducted in a safe manner with Bank involvement. The Parties acknowledge that each Account Agreement and all other documents referring to the creditor for the Program shall identify Bank as the creditor for the Accounts. Company shall ensure that the Finance Materials comply with Applicable Laws. Except in relation to marketing materials or as otherwise provided herein, Company shall not refer to Bank or to the Program without the express written consent of Bank.
6.Account Processing and Origination and Network Membership.
(a)As service provider for Bank, Company shall process Applications from Applicants for Accounts on behalf of Bank to determine whether the Applicant meets the eligibility criteria set forth in the Credit Policy. Company will only refer Applications to Bank for Applicants that have had their identities verified in accordance with Program’s “Know Your Customer” and anti-money laundering criteria (collectively, the “Bank Secrecy Act Policy”) As service provider for Bank, Company shall respond to all inquiries from Applicants regarding the application process.
(b)Upon Bank’s request, Company shall forward to Bank mutually agreed information including name, physical address, social security number, and date of birth, regarding Applicants who meet the eligibility criteria set forth in the Credit Policy. Such Applicant information shall be deemed to be the Bank’s Confidential Information at the time of Application and shall remain the property of the Bank as long as the Account remains open and owned by Bank.
(c)Subject to the terms of this Agreement, Bank shall establish Accounts and make Account Advances, subject to the terms of the Account Agreement, with respect to Applicants who meet the eligibility criteria set forth in the Credit Policy. Each Account associated with the program must include both a Credit Card Account and an associated Secured Deposit Account established by and at Bank for the deposit of funds sufficient to secure the maximum Account Advances permitted to the applicable Borrower under the Program and the Credit Policy.
(d)On behalf of Bank, and pursuant to procedures mutually agreed to by the Parties, Company shall provide (i) adverse action notices to Applicants who do not meet

Credit Policy criteria or are otherwise denied by Bank and provide Account Agreements with regard to Applications that are approved by Bank, (ii) Cards, and (iii) any other Applicant or Borrower communications. Each Account Agreement shall include appropriate provisions to grant and enable Bank to perfect a security interest in the Borrowers’ respective Secured Deposit Accounts.
(e)Company shall hold and maintain, as custodian and in trust for Bank, all documents of Bank pertaining to Credit Card Accounts and Secured Deposit Accounts. At Bank’s request, Company shall provide Bank with access as soon as is commercially practicable to all such documents in accordance with Bank’s request, and the obligation set forth in this sentence shall survive the expiration or termination of this Agreement, for a period equal to the time that Bank is required by Applicable Law to retain or have access to such documents. Company shall, at Bank’s reasonable request, provide Bank with connectivity to its (and its subcontractors’) systems to enable real-time access to the information pertaining to Credit Card Accounts and Secured Deposit Accounts; provided that, with respect to subcontractors’ systems, it shall be limited to the same type of access to information that Company is provided by its subcontractors.
(f)Without Bank’s consent, Company will not take any action which would adversely affect Bank’s ownership and/or security interests in the Credit Card Accounts, the Receivables and the Secured Deposit Accounts, and Company will take all actions that are reasonably necessary to effect and maintain Bank’s ownership and/or security interests in such loans and Receivables and Secured Deposit Accounts.
(g)Without Bank’s consent, Company shall not create or suffer to exist (by operation of law or otherwise, and except as may be created by Bank) any lien, encumbrance or security interest upon or with respect to any of the Accounts or Receivables which adversely affects Bank’s ownership interest in the Credit Card Accounts or Receivables or first priority security interest in the Secured Deposit Accounts. Company shall immediately notify Bank of the existence of any such unauthorized lien, encumbrance or security interest and shall defend the right, title and interest in, to and under the Credit Card Accounts and Receivables and Secured Deposit Accounts against all superior claims of third parties.
(h)Pursuant to this Agreement, Bank will periodically audit Company for compliance with the terms of this Section 6 and the Agreement as a whole, including compliance with the standards set forth herein for Account origination.
(i)To the extent required by Network Rules, Bank shall sponsor Company into one or more Networks mutually agreed upon by the Parties. Bank shall provide one or more Program BINs for the Program that are approved by Bank and the applicable Network.

(j)Bank shall use commercially reasonable efforts to prepare Company for submission to Networks for program and product approvals which may be required for Company to perfoi in its obligations hereunder.
(k)Bank will provide Company with access to the Program BINs and allow Company to interact 3 directly with the Network to the extent necessary for Company to fulfill its obligations with respect to the Program.
(l)Company shall perform the obligations described in this Section 6 in accordance with Applicable Laws.
7.Compliance. Bank and Company shall comply with Applicable Laws, the Network Rules, the Bank Secrecy Act Policy and the Compliance Policies in their respective performance of this Agreement, including Account solicitation, Application processing and preparation of Account Agreements and other Account documents. Company shall implement the Compliance Program Policy. The Compliance Policies and the Compliance Program Policy may be changed by the Company, and Bank shall have the right to review such changes. Without limiting the foregoing, Company shall:
(a)apply to all Applicants customer identification procedures that comply with Section 326 of the USA PATRIOT Act of 2001 (“Patriot Act”) and the implementing regulations applicable to Bank (31 C.F.R. § 1020.220);
(b)retain for six (6) years after an Account is closed, and deliver to Bank upon request: (i) the Applicant’s name, physical address, last four of social security number, and date of birth obtained pursuant to such customer identification procedures; (ii) a description of the methods and the results of any measures undertaken to verify the identity of the Applicant; and (iii) a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained;
(c)screen all Applicants against the Office of Foreign Assets Control Specially Designated Nationals and Blocked Persons List (“SDN List”), and reject any Applicant whose name and other identifiable data matches a name and such other data on such list;
(d)monitor for suspicious activity and advise of such in a timely manner; maintain an anti-money laundering program as to Borrowers to assist Bank in its compliance with Section 352 of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 1020.210);
(e)in addition to the information retained pursuant to subsection (b) above, retain access to the account number identifying a Borrower’s Credit Card Account and Secured Deposit Account for at least [***] after the Account is closed;

(f)upon receipt of a government information request forwarded by Bank to Company, (i) compare the names, addresses, and social security numbers on such government list provided by Bank with the names, addresses, and social security numbers of Borrowers for all Accounts that were open Accounts within the prior twelve (12) months, and (ii) within five (5) Business Days of receipt of such an information request, deliver to Bank a certification of completion of such a records search, which shall indicate whether Company located a name, address, or social security number match and, if so, provide for any such match: the name of the Borrower, the account number identifying the Borrower’s Account, and the Borrower’s social security number, date of birth, address, or other similar identifying information provided by the Borrower, to assist Bank in its compliance with Section 314(a) of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 1010.520);
(g)provide to Bank electronic copies of the information retained pursuant to subsections (b) and (f) above as mutually agreed to by the Parties, no later than within five (5) Business Days following receipt of the request, or within a shorter period of time if required by a Regulatory Authority or Applicable Law;
(h)(i) maintain policies and procedures in a form approved by Bank as part of the Compliance Policies to (1) detect relevant red flags that may arise in the performance of Company’s obligations, (2) take appropriate steps to address such red flags and to prevent and mitigate the effect of identity theft, (3) report to Bank on such policies and procedures on a regular basis, and (4) otherwise assist Bank in complying with the provisions of § 605A of the Fair Credit Reporting Act, 15 U.S.C. § 1681c-1, and applicable implementing regulations (“Red Flags Policy”); (ii) identify a program administrator responsible for the Red Flags Policy; (iii) conduct annual training regarding the Red Flags Policy; and (iv) provide a written report regarding the Red Flags Policy no less frequently than annually, by the date designated by the Bank, which report shall (1) address material matters related to the program, (2) evaluate issues such as the effectiveness of the Red Flags Policy in addressing the risk of identity theft in connection with the opening of covered accounts and with respect to existing covered accounts, (3) identify service provider arrangements, (4) identify significant incidents involving identity theft and management’s response, and (5) provide recommendations for material changes to the Red Flags Policy;
(i)develop and implement a compliance management system (“CMS”) to provide an internal control process for Company’s business functions and processes, the elements of which CMS shall include (i) an overall policy statement governing the CMS, (ii) specific procedures for approvals of additions or changes to the CMS, including a description of items subject to the CMS, a process for internal review and approval by Company and its legal counsel, and a process for internal review and approval by Bank and its legal counsel, and (iii) documentation of Company’s testing process, including testing/review of Company’s website and user acceptance testing (UAT); the scope of the CMS shall include, at a minimum, the Finance Materials, all policy changes, new products, advertisements, press releases, and the website(s) used by the Company;
(j)maintain a compliance training program for its officers, directors, and employees that is acceptable to Bank; as part of the program, Company shall, subject in each case to the approval of Bank, (i) identify applicable Company officers, directors, employees, and agents and assign appropriate training courses to each and (ii) determine a schedule of each training course and when each applicable officer, director, employee, and agent shall take each such course; Company shall provide reports to Bank regarding the compliance training program on a quarterly basis or, if requested by Bank, more frequently;
(k)designate a dedicated compliance officer for purposes of the Program, acceptable to Bank, who shall oversee reviews of Company’s compliance with laws and regulations that may be applicable to Company’s activities hereunder, including, to the extent applicable, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Truth-in-Lending Act and Regulation Z, the Consumer Financial Protection Act, the Federal Trade Commission (FTC) Act, and laws prohibiting unfair, deceptive, or abusive acts or practices; and, in the event of the termination of the employment of the compliance officer, promptly employ a replacement compliance officer acceptable to Bank;
(l)cooperate with and bear the expenses plus any additional costs pertaining to remedial audits or requests, of a compliance audit of the Program on an annual basis, or more often if requested by a Regulatory Authority, in each case to be conducted by a third-party audit firm that is selected by Company and is acceptable to Bank; Company shall cause the auditor to deliver the final audit report to Bank; Company shall promptly take action to correct any errors or deficiencies identified in any report or audit described in this Section 7(1), and shall develop, with the approval of Bank, a schedule for the correction of such errors and deficiencies; Bank shall provide Company [***] advance notice before any audit, unless otherwise required by Applicable Law, the Network Rules, or a Regulatory Authority; any audit shall occur during normal business hours and shall not materially interfere with the conduct of Company’s business;

(m)provide to Bank a certification letter signed by its compliance officer and/or such other officer(s) as the Bank may require, not later than thirty (30) Business Days after the end of each quarter, in the form of Exhibit E, that it is complying with its obligations under this Agreement.
8.Information Security.
(a)In connection with the Program, Company shall be responsible for maintaining an information security program that is designed, after consulting with and subject to the approval of Bank, to: (i) ensure the security and confidentiality of Applicant or Borrower information held on behalf of Bank; (ii) protect against any anticipated and emergent threats or hazards to security or integrity of such information held on behalf of Bank; (iii) protect against unauthorized access to or use of such information held on behalf of Bank that could result in substantial harm or inconvenience to any Applicant or Borrower; and (iv) ensure the proper disposal of Applicant or Borrower information. The information security program shall address information held directly by Company, as well as information held or accessibly by its Affiliates, Authorized Parties, and any other third parties. Company shall ensure that any High Risk Vendors that store, transmit, or access cardholder data, including PANs, comply with the applicable level of the Payment Card Industry Data Security Standard (“PCI DSS”) which is required to perform the High Risk Vendor’s obligations with respect to the Program, and shall cause any such High Risk Vendor to provide Bank evidence of such compliance.
(b)No more than [***] (unless more frequent audits are required by a Network or Regulatory Authority), Company shall cooperate with and bear the expenses of an information technology audit consistent with banking industry practices, which shall include review of Company’s information security program, and such other audits as may be requested by Bank from time to time in its reasonable discretion, in each case to be conducted by a third-party audit firm that is selected by Company and is acceptable to Bank. Company shall cause the auditor to deliver a copy of the final audit report to Bank; Company shall promptly take action to correct any errors or deficiencies identified in any report or audit described in this Section 8(b), and shall develop, with the approval of Bank, a schedule for the correction of such errors and deficiencies.
(c)Company shall engage a third party acceptable to Bank to conduct complete (full IP address range) internal/external penetration testing at a frequency reasonably determined by Bank (and when Company’s network configuration has changed), and promptly provide any reports concerning such testing to Bank. Company shall report to Bank on the remediation or other actions taken in response to the findings of such testing.
(d)Company shall immediately notify Bank of any actual, suspected or threatened breach in information security involving personally identifiable information relating to the Program. In any such event Company agrees that it will fully cooperate with Bank in investigating any such breach or unauthorized access. With respect to any such breach in data security, Company agrees to take action promptly, at its own expense, to investigate the breach, to identify, mitigate and remediate the effects of the breach and to implement any other reasonable and appropriate measures in response to the breach. Company will also provide Bank with all available information regarding such breach to assist Bank in implementing its information security response program and, if applicable, in notifying affected Applicants or Borrowers. Company shall pay for the costs of any such notification, which notification shall be subject to the advance consent of Bank.
9.Disaster Recovery and Business Continuity. Company shall and cause its 3rd party service providers maintain a disaster recovery and business continuity program and related policies acceptable to Bank (collectively, the “Business Continuity Plans”). Company agrees that such Business Continuity Plans shall be at least consistent with industry standards for the bank industry and in compliance with all Applicable Laws. Company shall test its Business Continuity Plans at least once annually, and shall promptly provide Bank a copy of the report of such tests upon Bank’s request.
10.Complaint Management.
(a)Company shall notify Bank if it becomes aware of any inquiries, investigations, proceedings or questions (whether verbal or written, formal or informal) by any state attorney general, Regulatory Authority, governmental figure (including a state or federal legislator), or of any customer complaint that is directed or referred to any state attorney general, Regulatory Authority, governmental figure (including a state or federal legislator), relating to any aspect of the Program, or any complaint that names Bank (each of the foregoing, an “Elevated Complaint”) promptly after becoming aware of such Elevated Complaint subject to any legal prohibitions on disclosure of such inquiry, investigation, proceeding, question, or complaint. Company shall provide Bank with all documentation relating to the Elevated Complaint, subject to any legal prohibitions on disclosure of such inquiry, investigation, proceeding, question, or complaint.
(b)Company shall establish a complaint management program to address all complaints received by Company regarding the Program, including Elevated Complaints, which is governed by a written policy that is part of the Compliance Policies. The complaint management program and the governing policy shall be subject to the review of Bank. The complaint management program shall provide for root cause analysis of complaints as well as mitigation steps, and shall provide for Company to periodically report to Bank, in a form and on a schedule determined by Bank, summarizing customer complaints relating to any aspect of the Program that are received by Company and the steps taken by Company pursuant to the complaint management program.

(c)Company shall cooperate in good faith and provide such assistance, at Bank’s request, to permit Bank to promptly resolve or address any investigation, proceeding, or complaint.
(d)Company shall notify Bank of any material litigation relating to the Program, including updates as reasonably requested by Bank and, where appropriate, unless subject to attorney-client privilege.
(e)Except as may be prohibited by Applicable Law or a Regulatory Authority, Bank shall promptly notify Company if Bank becomes aware of any complaint filed with any court or Regulatory Authority or any complaint or inquiry from any Regulatory Authority with respect to any Program and shall provide Company with copies of any such complaint and all other relevant documentation. Bank shall work with Company in good faith to resolve any such complaints or inquiries.
11.Funding Account Advances.
(a)Company will provide a Funding Statement to Bank by secure e-mail or as otherwise mutually agreed by the Parties at least one hour prior to the Funding Time on each Funding Date, to compare against the drawdown request from the Network. Each Funding Statement shall specify those Account Advances to be funded by Bank on such Funding Date and allow the Bank to confirm the drawdown request from the Network and the sufficiency of secured deposits on hand in the Secured Deposit Accounts. For the purposes of clarity, Bank shall already be holding a secured deposit from account holder to enable credit extension for the consumer. The form of the Funding Statement shall be mutually determined by the Parties and attached hereto as Exhibit F, and may be modified by the Parties from time to time.
(b)By the Funding Time on each Funding Date, Bank shall transfer the total funding amount, as identified on the drawdown request from the Network, to the Network.
(c)Company will reconcile the Funding Statement for each day with the drawdown request from the Network, and provide such reconciliation to Bank.
(d)If Company, as servicer for Bank, agrees to cancel an Account Advance and refund interest and fees to Borrower, at the request of a Borrower, Company shall ensure that the original principal amount of the Account Advance is promptly returned to Bank. Company shall be liable to the Bank upon demand for any original principal amount of the Account Advance that is not promptly returned to Bank.

12.Representations and Warranties.
(a)Bank hereby represents and warrants, as of the Effective Date, or covenants, as applicable, to Company that:
i.Bank is a FDIC-insured, national banking association, duly organized and validly existing and in good standing under the laws of the United States and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Bank is a party;
ii.All approvals, authorizations, consents, and other actions by, notices to, and filings with, any Person required to be obtained for the execution, delivery, and performance of this Agreement by Bank, have been obtained;
iii.This Agreement constitutes a legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect, including the rights and obligations of receivers and conservators under 12 U.S.C. §§ 1821 (d) and (e), which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
iv.There are no proceedings or investigations pending or, to the best knowledge of Bank, threatened against Bank, its partners, program managers, or other service providers (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Bank pursuant to this Agreement, (iii) that would have a materially adverse financial effect on Bank or its operations if resolved adversely to it, or (iv) that would limit, or otherwise impair Bank’s ability to comply with and cant’ out its obligations under this Agreement;
v.Bank is not Insolvent;
vi.The Proprietary Materials Bank licenses to Company pursuant to Section 18, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Bank has the right to grant the licenses set forth in Section 18 below; and
vii.Bank’s performance of its obligations pursuant to this Agreement will not violate in any material respect Applicable Law or the Network Rules.
viii.That Company is not obligated to rerun KYC and other ID verification procedures for Applicants who have previously successfully enrolled in a deposit account at Bank or Company’s alternative Bank provider, so long as these verification servicers have been performed consistent with Banks standards.
(b)Company hereby represents and warrants, as of the Effective Date, or covenants, as applicable, to Bank that:
i.Company is a corporation, duly organized and validly existing in good standing under the laws of Delaware, and has full power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the articles or bylaws of Company and will not result in a material breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which Company is a party;
ii.All approvals, authorizations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by Company, have been obtained;
iii.This Agreement constitutes a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its twits, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
iv.There are no proceedings or investigations pending or, to the best knowledge of Company, threatened against Company (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Company pursuant to this Agreement, or (iii) that would have a materially adverse financial effect on Company or its operations if resolved adversely to it;
v.Company is not Insolvent;

vi.The execution, delivery and performance of this Agreement by Company, the Finance Materials and the promotional and marketing materials and strategies shall all comply with Applicable Laws;
vii.Neither Company nor any Control Person has been convicted of a crime, or has agreed to or entered into a pretrial diversion or similar program, or is under indictment, in each case in connection with a dishonest act or a breach of trust or money laundering, as set forth in Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. § 1829(a);
viii.The Proprietary Materials Company licenses to Bank pursuant to Section 18, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Company has the right to grant the license set forth in Section 18 below; and
ix.Company’s performance of its obligations pursuant to this Agreement will not violate in any material respect Applicable Law or the Network Rules.
(c)Company hereby represents and warrants to Bank as of each Funding Date that:
i.For each Account opening and each Account Advance: (1) to the best of Company’s knowledge, all information in the related Application was true and correct as of the date such Application was approved; (2) assuming the mental capacity of the Borrower (and Company has no knowledge that the Borrower lacks mental capacity) the Account will be fully enforceable and all required disclosures to Borrowers have been delivered in compliance with Applicable Laws, and the Account will not be subject to any defense, counterclaim, recoupment or right of setoff or rescission; (3) the Account Agreement and all other Account documents are genuine and legally binding and enforceable, conform to the requirements of the Program and were prepared in conformity with Applicable Laws and the Compliance Policies, and represent the entire agreement between Bank and Company (on the one hand) and the Borrower (on the other hand) with respect to the Account; (4) the Application is of sufficient age and, to the knowledge of Company, the Applicant has legal capacity to enter into, execute and deliver the Account Agreement; (5) the terms, covenants and conditions of the Account have not been waived, altered, impaired, modified or amended in any respect by Company; (6) all necessary approvals required to be obtained by Company have been obtained; (7) principal payments of, and any interest payments on, the Account Advances are payable to Bank and its successors and assigns in legal tender of the United States, and are made by the applicable Borrower and not by Company or any of its affiliates; (8) unless otherwise agreed to in writing by Bank, the Account does not contain any provision pursuant to which monthly payments are paid by any source other than the Borrower and Borrower’s Secured Deposit Account or that may constitute a “buydown” provision; (9) the billing address of the related Borrower and any bank account used for payments via ACH transfers on the Account are each located in the United States; (10) Company has fulfilled all of its obligations (if any) with respect to the origination of the Account and Account Advance; (11) any automated data processing systems used by or on behalf of Company in connection with Account origination comply with Applicable Laws; and (12) nothing exists as to the Company or its business that would prohibit the sale of the Accounts, Receivables or interests therein by Bank (except as expressly provided in this Agreement);
ii.For each Account and each Account Advance: (1) the Company’s services with respect to such Account were performed in accordance with the Credit Policy, (2) Company used the form of Application provided in Exhibit C (as amended from time to time in accordance with Section 5) and (3) such Account is evidenced by an Account Agreement that is in the form of Account Agreement provided in Exhibit D (as amended from time to time in accordance with Section 5);
iii.Each Borrower listed on a Funding Statement is eligible for an Account (with respect to an initial Account Advance only) as determined under the Credit Policy in effect on the date of creation of the Account and is eligible for an Account Advance under the Credit Policy, as in effect on the date of such Account Advance;
iv.The origination of the Account on behalf of Bank will, assuming performance by Bank of its obligations under this Agreement, comply with all Applicable Laws and Network Rules;
v.Company has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Accounts nor authorized the filing of, and is not aware of, any financing statements against the Company or Bank that include a description of collateral covering any portion of the Credit Card Accounts, the Receivables or the Secured Deposit Accounts; the Account Agreement or other record that constitutes or evidences a Credit Card Account or Secured Deposit Account does not and shall not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person, other than Bank;
vi.Assuming performance by Bank of its obligations under this Agreement, all right, title and interest to each Credit Card Account and Receivable, and all security interests in each Secured Deposit Account, shall, upon origination of such Credit Card Account or Account Advance or Secured Deposit Account, as applicable, be vested in Bank, free of any interest of

Company or any other Person except for any liens or encumbrances created by Bank, and Bank shall be the sole legal and beneficial owner of such Credit Card Account and Receivable, and shall have the sole and only security interest in the Secured Deposit Account, and shall have the sole right and power to assign, sell and transfer such Account and Receivable, free and clear of any lien or encumbrance (except for liens, encumbrances, or security interest created by Bank) in connection with a securitization or otherwise;
vii.The Credit Card Account and the Secured Deposit Account was not opened and is not subject to, and any Account Advance has not been originated in and is not subject to, the laws of any jurisdiction under which the sale, transfer, assignment, setting over, conveyance or pledge of such Credit Card Account or Secured Deposit Account or Receivable (or an economic interest therein) would be unlawful, void, or voidable (assuming the purchaser has any license required by Applicable Laws);
viii.Company has not entered into any agreement with the Borrower that prohibits, restricts or conditions the assignment of such Credit Card Account or Secured Deposit Account or Receivable (or an economic interest therein) (other than any prohibitions, restrictions or conditions arising under Applicable Laws);
ix.All information provided by Company to Bank in connection with an Account is true and correct (other than information provided by a Borrower to Company, which is true and correct to the best of Company’s knowledge);
x.The information on each Funding Statement is true and correct in all respects; and
xi.Company is in compliance with all obligations and agreements under this Agreement.
(d)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED IN THIS AGREEMENT, EACH PARTY SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MARKETABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EACH OF WHICH IS HEREBY EXCLUDED BY BOTH PARTIES UNDER THIS AGREEMENT. THE TERMS OF THIS SECTION 11(D) SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS AGREEMENT.

13.Other Relationships with Borrowers.
(a)Separate from the obligation to market Accounts offered by Bank, and subject to the Program privacy policy and Applicable Laws, Company shall have the right, at its own expense, to solicit Applicants and/or Borrowers with offerings of any goods and services from Company and parties other than Bank, provided, however, that in the event that Company uses Bank’s name and/or Proprietary Materials in connection with such offerings, Company shall obtain Bank’s prior approval for such use. Except as necessary to carry out its rights and responsibilities under the Program Documents, Bank shall not use Applicant and/or Borrower information and shall not provide or disclose any Applicant and/or Borrower information to any Person, except to the extent required to do so under Applicable Laws or legal process.
(b)Notwithstanding subsections 13(a), (i) either Party may make solicitations for goods and services to the public, which may include one or more Applicants or Borrowers; provided that such Party does not (1) target such solicitations to specific Applicants and/or Borrowers, (2) use or permit a third party to use any list of Applicants and/or Borrowers in connection with such solicitations or (3) refer to or otherwise use the name of the other Party; and (ii) neither Party shall be obligated to redact the names of Applicants and/or Borrowers from marketing lists acquired from third parties (e.g., subscription lists) that such Party uses for solicitations.
14.Indemnification; Limitation on Liability.
(a)Indemnification of Bank by Company. Company agrees to defend, indemnify, and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “Bank Indemnified Party”) from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys’ fees (“Losses”) to the extent arising from Bank’s participation in the Program as contemplated hereunder (including Losses arising from a violation of Applicable Laws, or a breach by Company or its agents or representatives of any of Company’s representations, warranties, obligations or undertakings under this Agreement, or any default by a Borrower that is not adequately secured by the Secured Deposit Account and results in a loss to Bank); provided, however, no such Bank Indemnified Party will be entitled to indemnification by Company hereunder if such Losses were proximately and primarily caused by: (i) the material breach by Bank of any of its representations, warranties, or agreements hereunder and not as a result of any actions or inactions of Company, (ii) gross negligence, willful misconduct, or bad faith by Bank, its Affiliates, service providers, agents, or representatives, or (iii) an act of fraud, embezzlement, or criminal activity by Bank its Affiliates, service providers, agents, or representatives.

(b)Indemnification of Company by Bank. Bank shall indemnify, defend and Company and its Affiliates and their respective directors, officers, employees, shareholders, representatives, agents, assigns, and successors (each a “Company Indemnified Party”) harmless from and against any and all Losses in connection with: (i) a violation by Bank of any Applicable Law or the Network Rules assumed by Bank pursuant to this Agreement; (ii) any breach of any covenant, representation or warranty by Bank contained in this Agreement; (iii) any failure by Bank to perform and fulfill its obligations and undertakings set out herein; or (iv) any wrongful acts, intentional misconduct or gross negligence of Bank; provided, however, no such Company Indemnified Party will be entitled to indemnification by Bank hereunder if such Losses were proximately and primarily caused by: (i) the material breach by Company of any of its representations, warranties, or agreements hereunder and not as a result of any actions or inactions of Bank, (ii) gross negligence, willful misconduct, or bad faith by Company, its Affiliates, service providers, agents, or representatives, (iii) an act of fraud, embezzlement, or criminal activity by Company its Affiliates, service providers, agents, or representatives, or (iv) any other fact or circumstance for which Company has agreed to indemnify Bank under Section 13(a) of this Agreement.
(c)Claims Procedure. If any claim is commenced that may give rise to a right of indemnification, or any knowledge is received of a state of facts which, if not corrected, may give rise to a right of indemnification, the indemnified Party shall give prompt written notice to the indemnifying Party. The failure to give such notice shall not, however, relieve the indemnifying Party of its indemnification obligations except to the extent that the indemnifying Party is actually harmed thereby.
(d)Right to Defend Claim. The indemnifying Party shall have the right to defend any such claim in its name and at its expense, shall select the counsel for the defense of such claim as approved by the indemnified Party, and shall cooperate with the indemnified Party in the conduct of the defense against such claim; provided, however, that the indemnifying Party shall not have the right to defend any such claim if (i) it refuses to acknowledge fully its obligations to the indemnified Party; (ii) it contests, in whole or in part, its indemnification obligations; (iii) it fails to employ appropriate counsel approved by indemnified Party to assume the defense of such Claim or refuses to replace such counsel upon the indemnified Party’s reasonable request; (iv) the indemnified Party advises the indemnifying Party that there are issues which could raise possible conflicts of interest between the indemnifying Party and the indemnified Party or that the indemnified Party has claims or defenses that are separate from or in addition to the claims or defenses of the indemnifying Party; or (v) such Claim seeks an injunction or cease and desist order; provided further, that Servicer may not, as an indemnifying Party or otherwise, defend against a Claim or select the counsel for the defense of a claim if the claim was brought by a Regulatory Authority.

(e)Indemnifying Party Election. If the indemnifying Party elects and is entitled to compromise or defend such claim it shall within [***] (or sooner, if the nature of the claim so requires) notify the indemnified Party of its intent to do so, and the indemnified Party shall, at the expense of the indemnifying Party, cooperate in the defense of such claim. In such case, the indemnified Party shall have the right to participate in the defense of any claim with counsel selected by it. Except as provided in this section, the fees and disbursements of such counsel shall be at the expense of the indemnified Party.
(f)Indemnifying Party Obligation. The indemnifying Party shall have no obligation to pay the monetary amount of the settlement of any claim entered into by the indemnified Party without the prior written consent of the indemnifying Party (which consent shall not be unreasonably withheld or delayed). Notwithstanding the indemnifying Party Party’s right to direct the defense against any claim, the indemnifying Party shall not have the right to compromise or enter into an agreement settling any claim, suit, demand or action without the prior written consent of the indemnified Party (which consent shall not be unreasonably withheld or delayed).
(g)Limitation on Liability. Bank’s entire, cumulative aggregate liability arising out of or related to this Agreement whether in contract, tort or otherwise shall not exceed [***]. In no event shall either Party be liable for loss of goodwill or for special, indirect, consequential or incidental damages arising from any breach of this Agreement, regardless of whether such claim arises in tort or in contract. In no event shall either Party be liable by virtue of any claim for losses related to the value of the other Party’s business as a going concern or for a diminution in value of any securities issued by the other Party, or the securities of the other Party’s subsidiaries or parent entity.
(h)The terms of this Section 13 shall survive the expiration or earlier termination of this Agreement.
15.Term and Termination.
(a)The initial term of this Agreement shall be for a period of thirty-six (36) months commencing on the Effective Date (the “Initial Term”), and shall continue for successive twelve (12) month periods (each a “Renewal Term”), unless prior to the expiration of the Initial Term or any Renewal Term either Party gives the other Party not less than one hundred eighty (180) days written notice of its election not to renew this Agreement or this Agreement is earlier terminated in accordance with the provisions hereof.
(b)Bank shall have the right to terminate this Agreement immediately upon written notice to Company if:

i.Bank determines in its sole discretion that its continued participation in the Program would be in material violation of Applicable Laws, or Bank’s continued participation in the Program has been prohibited by order or injunction of any court or Regulatory Authority and the Parties are not able to make changes to this Agreement or the impacted Program that are necessary in good faith to mitigate such material violation of Applicable Laws;
ii.Bank determines in its sole discretion that a change in Applicable Law or any judicial decision of a court having jurisdiction over Bank or any interpretation of a Regulatory Authority would have a materially adverse effect on the rights or obligations of Bank under this Agreement or the financial condition of Bank and the Parties are not able to make changes to this Agreement or the impacted Program that are necessary in good faith to mitigate such material adverse effect;
iii.A change in Applicable Laws or any judicial decision of a court having jurisdiction over Bank, the Company, or the Program, or any interpretation or position (formal or informal) of a Regulatory Authority creates a material and undue risk that Bank’s or Company’s continued performance under this Agreement would violate Applicable Laws and the Parties are not able to make changes to this Agreement or the impacted Program that are necessary in good faith to mitigate such material adverse impact;
iv.At the express direction of a Regulatory Authority with jurisdiction over Bank or Company;
v.A Safety and Soundness issue that may cause the bank harm;
(c)A Party shall have the right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances:
i.any representation or warranty made by the other Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within [***] after written notice thereof has been given to such other Party;
ii.the other Party shall default in the performance of any obligation or undertaking under this Agreement and such default shall continue for [***] after written notice thereof has been given to such other Party; provided, however, that if such matter is a non-monetary breach and is not reasonably susceptible of cure within such [***] period, such period shall be extended and the Party shall not be in default hereunder so long as it commences such cure within [***] period and diligently pursues such cure to completion within [***] after such notice;

iii.the other Party shall have a receiver or conservator appointed for it, shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official or to any involuntary case or other similar proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or is generally unable to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or
iv.an involuntary case or other proceeding, whether pursuant to banking regulations or otherwise, shall be commenced against the other Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property; or an order for relief shall be entered against the other Party under the federal bankruptcy laws as now or hereafter in effect.
16.Wind Down Period.
(a)General Obligations. Upon the expiration or termination of this Agreement, (i) Servicer may elect to either transition one or more Programs to an alternative card issuer designated by Servicer (any such institution, a “Successor Bank”) in accordance with Applicable Law and pursuant to Section 15.5(b) or (ii) one or more Programs may be wound down in accordance with Applicable Law and pursuant to Section 15.5(c). Each Party acknowledges that the main goals of the Wind Down Period are (in order or priority) (i) to benefit the Account Holders by minimizing any possible burdens or confusion and (ii) to protect and enhance the names and reputations of the Parties, both of whom have invested their names and reputations in the Programs, the Programs and Cards issued hereunder. Unless otherwise required by Applicable Law or any Regulatory Authority, upon the expiration or termination of this Agreement for any reason, the Parties agree to cooperate in good faith to wind down or transition each Program in a commercially reasonable way as soon as reasonably possible to provide for a smooth and orderly transition or wind-down. Such cooperation will include continued acceptance of Cards presented for payment until such Cards expire or are cancelled as set forth below, and continued provision of customer service to all outstanding Account Holders in accordance with the terms of this Agreement up until the Cards expire or are terminated. All costs and expenses reasonably incurred by Bank in connection with the wind-down or transition activities described in this Section shall be reimbursed by Servicer within thirty (30) days of receipt of Bank’s invoice therefore.
(b)Servicer Transition Election. In the event that Servicer elects to transition one or more Programs to a Successor Bank pursuant to Section (a), Bank’s obligations shall include: (i) executing and delivering a transfer agreement containing commercially reasonable terms and conditions for the transfer of the Programs and related BINs to the Successor Bank; and (ii) taking all other actions necessary to transfer the Programs and BINs to such Successor Bank.
(c)Wind-Down Plan. As soon as reasonably practicable after expiration of this Agreement, or receipt of delivery of a termination notice with respect to this Agreement or one or more Programs, Servicer shall provide to Bank in writing a proposed transition or wind-down plan, detailing (i) whether the affected Program(s) are to be wound down or transferred to a Successor Bank; and (ii) a proposed timeline, which shall designate a date as of which the affected Programs shall be wound down or transferred from Bank to a Successor Bank (“Switchover Date”). Bank and Servicer shall meet promptly thereafter to review such proposed plan and to determine a mutually acceptable transition or wind-down plan (a “Wind-Down Plan”); provided, however, that if Bank and Servicer fail to reach mutual agreement on the Wind-Down Plan within [***], Bank shall establish a Wind-Down Plan in its sole and good faith discretion, in which case such Wind-Down Plan shall be deemed to be approved by Servicer. The wind-down or transition of any affected Program(s) shall occur as soon as reasonably possible and in no event later than [***] after expiration or termination of this Agreement; provided, however, that such time period may extended by mutual written agreement of the Parties.
(d)Wind Down Period General Obligations. Unless the Wind-Down Plan provides otherwise, during the Wind Down Period, the Parties shall continue to be bound by and comply with the terms of this Agreement and perform all of their obligations hereunder and shall remain liable for the representations and warranties, covenants and indemnification obligations under this Agreement, provided, however, that upon termination or expiration of the Agreement, Servicer shall immediately cease marketing Cards and Bank shall cease issuing Cards. If Bank determines in its sole discretion that Servicer has failed to continue to provide customer service to the affected Account Holders during the wind-down period in accordance with the terms of this Agreement, Servicer shall take all necessary steps to either (i) effect the transfer to Bank of control of the toll free telephone numbers and websites used by Servicer with respect to such Program or (ii) redirect Account Holders using such telephone numbers and websites to such toll-free telephone numbers and websites as designated by Bank.
(e)Press Releases. In no event shall either Party make any public statement or Account Holder communication regarding the termination or wind-down of this

Agreement, or any Cards or any Program(s) without the express prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, each Party may communicate confidentially the termination or expiration of this Agreement or of any Program(s) to any Distributor, Third Party Service Provider, or any other third party providing services for the Cards and/or the Program (e.g., affected Networks and Processors).
(f)Return of Property. Following termination or expiration of this Agreement and expiration of the Wind Down Period, each Party shall (i) return all property belonging to the other Parties (including Confidential Information not reasonably necessary to operate any Program) which is in its possession or control at the time of termination, and (ii) discontinue the use of and return to the other Parties, or at the request of the other Parties destroy, all written and printed Program Materials bearing the other Parties’ name and logo, except as set forth in Section 17.6. Nothing herein will require Bank to return anything arising from or relating to the Programs, other than property that is defined hereunder as Servicer’s Confidential Information, or other than property that relates exclusively to a Program that is being transferred to another institution.
17.Confidentiality.
(a)Each Party agrees that Confidential Information of the other Party shall be used by such Party solely in the performance of its obligations and exercise of its rights pursuant to this Agreement. Except as required by Applicable Laws or legal process, neither Party (the “Restricted Party”) shall disclose Confidential Information of the other Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of the other Party (i) to the Restricted Party’s Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party’s obligations under this Agreement (as long as the Restricted Party exercises reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), provided that in all events, the Restricted Party shall be responsible for any breach of the confidentiality obligations hereunder by any of its Affiliates, agents (other than Company as agent for Bank), representatives or subcontractors, (ii) to the Restricted Party’s auditors, accountants and other professional advisors, or to a Regulatory Authority, or (iii) to any other third party as mutually agreed by the Parties. In addition, each Party agrees that the other Party may share Confidential Information with potential acquirers including the other party to a sale of assets (including Accounts or economic interests in the Accounts), or to any lender or potential lender (including in connection with the issuance of debt securities) to such Party solely to the extent required to facilitate such transactions and due diligence associated with such transactions, provided that the potential party to such transaction is subject to written non-disclosure obligations and limitations on use only for the actual or prospective transaction.

(b)A Party’s Confidential Information shall not include information that:
i.is generally available to the public;
ii.has become publicly known, without fault on the part of the Party who now seeks to disclose such information (the “Disclosing Party”), subsequent to the Disclosing Party acquiring the information;
iii.was otherwise known by, or available to, the Disclosing Party prior to entering into this Agreement; or
iv.becomes available to the Disclosing Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Disclosing Party after reasonable inquiry to be bound by a confidentiality agreement with the non-Disclosing Party or otherwise prohibited from transmitting the information to the Disclosing Party.
(c)Upon written request or upon the termination of this Agreement, each Party shall, within thirty (30) Business Days, return to the other Party all Confidential Information of the other Party in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that either Party may maintain in its possession all such Confidential Information of the other Party required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder.
(d)In the event that a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other Party, the Restricted Party will provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement. In the event that the other Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the other Party which the Restricted Party is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any Confidential Information of the other Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own Confidential Information.
(e)The terms of this Section 17 shall survive the expiration or earlier termination of this Agreement.
18.Proprietary Material. Each Party (“Licensing Party”) hereby provides the other Party (“Licensee”) with a non-exclusive right and license to use and reproduce the Licensing

Party’s name, logo, registered trademarks and service marks (“Proprietary Material”) on the Applications, Account Agreements, marketing materials, and otherwise in connection with the fulfillment of Licensee’s obligations under this Agreement provided, however, that (i) the Licensee shall at all times comply with written instructions provided by the Licensing Party regarding the use of the Licensing Party’s Proprietary Material, and (ii) Licensee acknowledges that, except as specifically provided in this Agreement, it will acquire no interest in the Licensing Party’s Proprietary Material. Upon termination of this Agreement Licensee will cease using Licensing Party’s Proprietary Material.
19.Relationship of Parties. Bank and Company agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between and among Bank and Company.
20.Expenses.
(a)Except as set forth herein, each Party shall bear the costs and expenses of performing its obligations under this Agreement.
(b)Company shall bear all expenses in the marketing, originating, and servicing of the Accounts. Company shall also pay all costs of obtaining credit reports, performing compliance screening, and delivering adverse action notices. To the extent any of the foregoing are incurred by Bank, Company shall reimburse Bank for Bank’s documented costs and expenses.
(c)Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement and for compliance with all filing, registration and other requirements with regard thereto.
(d)Company shall reimburse Bank for all reasonable third party fees incurred by Bank in connection with the performance of this Agreement and provided that any such third-party fees shall be invoiced by Bank at Bank’s actual cost and shall not include any corporate allocations, administrative fees or Bank mark-ups. Bank shall obtain prior written approval from Company on any expenses exceeding [***].
(e)Company shall reimburse Bank for any reasonable out-of-pocket costs and expenses paid or incurred by Bank in the performance of on-site reviews of a High Risk Vendor’s financial condition, operations, and internal controls, provided that any costs or expenses shall be invoiced by Bank at Bank’s actual cost and shall not include any corporate allocations, administrative fees or Bank markups. Bank shall obtain prior written approval from Company on any expenses exceeding [***].

(f)All fees payable pursuant to this Section 20 (other than amounts the payment of which is otherwise provided for under this Agreement) may be paid by wire or ACH, as determined by the Company, but shall be paid pursuant to the terms of the Bank’s invoice. Bank may assess a service charge equal [***].
(g)Bank may set-off, combine, consolidate or otherwise appropriate and apply (i) any assets of Company held by Bank or (ii) any indebtedness or other liabilities at any time owing by Bank to Company, as the case may be, against or on account of any obligations owed by Company to Bank under this Agreement.
21.Examination. Company agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over Bank, during regular business hours and upon reasonable prior notice (or otherwise, if required by the Regulatory Authority), and to otherwise provide reasonable cooperation to Bank in responding to such Regulatory Authority’s inquiries and requests related to the Program.
22.Inspection and Audit. Company, upon reasonable prior notice from the Bank or upon demand of a Regulatory authority, agrees to submit to periodic audits and inspections of its books, records, accounts, and facilities relevant to the Program, from time to time, during regular business hours, and in a manner that shall not materially interfere with the conduct of Company’s business. All expenses of inspection shall be borne by Company, and Company shall reimburse Bank [***] in excess of [***] per year shall be approved by Company. Company shall store all documentation and electronic data related to its performance under this Agreement and shall make such documentation and data available during any inspection by Bank.
23.Reporting and Notices.
(a)Company shall provide to Bank the reports identified on Exhibit G, together with any required supporting documentation, and such other reports as Bank may reasonably request from time to time. Company shall comply with the formatting and technical guidance provided by Bank for submitting reports. Bank may request additional data fields and/or modifications to the templates for reporting, and Company shall implement such additions or modifications within [***]. Bank may request new report templates and Company shall implement such new reports within [***]. All templates and template changes must be approved in writing by Bank.
(b)Company shall provide written notice to Bank of any expected or anticipated Change of Control of Company not later than [***] prior to the anticipated effective date of such Change of Control. Bank shall have the right to terminate this Agreement prior to the effective date of such Change of Control in the event that the Person acquiring control of Company does not satisfy Bank’s oversight requirements for the Program.

24.Governing Law; Waiver of Jury Trial. This Agreement shall be interpreted and construed in accordance with the laws of the State of Oklahoma, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER. The terms of this Section 24 shall survive the expiration or earlier termination of this Agreement.
25.Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.
26.Assignment. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns. Company shall not be entitled to assign or transfer any interest under this Agreement without the prior written consent of Bank, not to be unreasonably withheld or delayed. No assignment under this section shall relieve a Party of its obligations under this Agreement.
27.Subcontractors. Company may use subcontractors in the performance of its obligations under this Agreement, to the extent permitted by and in accordance with the terms of the Vendor Management Policy, and subject to Bank’s prior written approval of each such subcontractor identified as a “High Risk Vendor” under the Vendor Management Policy (a “High Risk Vendor”). A list of approved subcontractors as of the date hereof is attached as Exhibit H hereto. Company agrees to be fully responsible for the acts and omissions of all subcontractors, including the subcontractors’ compliance with the terms of this Agreement and all Applicable Laws, and Company shall cause each subcontractor to perform its obligations in a manner that fully complies with the terms of this Agreement as if Company performed such obligations directly. Company shall cause each High Risk Vendor to cooperate with Bank’s exercise of any audit or other rights under this Agreement. Upon request by Bank, for good cause specified by Bank in its reasonable discretion, Company shall terminate or suspend a High Risk Vendor. If Bank makes such a request, Bank shall provide Company sufficient time to find an appropriate replacement prior to terminating or suspending the High Risk Vendor.
(a)The Vendor Management Policy shall comply with applicable guidance of Bank’s Regulatory Authorities regarding subcontractor and third-party relationship management. The Vendor Management Policy may be changed only at the direction of or with the consent of Bank.
(b)Company shall maintain a vendor management program to assess, measure, monitor, and control the risks related to outsourcing. The program shall be reviewed no less than annually by senior management of Company, including program effectiveness and the performance of significant subcontractors that directly or indirectly support the Program (with reports of such reviews provided to Bank).
(c)Company shall maintain an assigned manager for the program and sufficient staffing and expertise to monitor significant subcontractor relationships that directly or indirectly support the Program.
(d)Company shall maintain documented procedures for subcontractor risk assessments, due diligence, issue management, on-going monitoring, engagement termination and subcontractor management for subcontractors that directly or indirectly support the Program (with copies of such procedures to be provided to Bank).
(e)Company shall assess and document a complete inventory of all subcontractors that directly or indirectly support the Program.
(f)Company shall perform due diligence on High Risk Vendors that directly or indirectly support the Program (with reports provided to Bank).
(g)Company shall ensure that all High Risk Vendors that directly or indirectly support the Program are engaged through contracts. High Risk Vendors shall be reviewed and approved by senior management of Company and Bank, approval in the case of Bank not to unreasonably withheld or delayed.
(h)Company shall develop monitoring and testing plans for each High Risk Vendor that directly or indirectly supports the Program, and document monitoring and testing activities (such plans and reports to be provided to Bank). Monitoring should confirm that contract requirements are being met, and the risks identified in assessments are mitigated.
(i)In the event of a termination of a High Risk Vendor that directly or indirectly supports the Program, 19 Company shall develop a termination plan to protect Bank assets and Confidential Information (such termination plan to be provided to Bank).
(j)Upon request of Bank, Company shall cause a High Risk Vendor to enter into a mutually acceptable three-party agreement to document the relationship among the Parties and such High Risk Vendor.
28.Third Party Beneficiaries. Nothing contained herein shall be construed as creating a third-party beneficiary relationship between a Party and any other Person.
29.Notices. All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (a) on the day delivered, if delivered by hand; (b) on the day transmitted, if transmitted by facsimile or e-mail with receipt confirmed; or (c) three (3) Business Days after the date of mailing to the other Party, if mailed first-class mail postage prepaid, at the address written above, or such other address as either Party shall specify in a notice to the other.
30.Amendment and Waiver. This Agreement may not be amended orally, but only by a written instrument signed by all Parties. The failure of a Party to require the performance of any term of this Agreement or the waiver by a Party of any default under this Agreement shall not prevent a subsequent enforcement of such term and shall not be deemed a waiver of any subsequent breach. All waivers must be in writing and signed by the Party against whom the waiver is to be enforced.
31.Entire Agreement. This Agreement, including exhibits, constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede any prior or contemporaneous negotiations or oral or written agreements with regard to the same subject matter.
32.Counterparts. This Agreement may be executed and then delivered via facsimile transmission, via the sending of PDF or other copies thereof via e-mail and in one or more counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement.
33.Interpretation. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.
34.Force Majeure. If any Party is unable to carry out the whole or any part of its obligations under this Agreement by reason of a Force Majeure Event, then the performance of the obligations under this Agreement of such Party as they are affected by such cause shall be excused during the continuance of the inability so caused, except that should such inability not be remedied [***] after the date of such cause, the Party not so affected may at any time after the expiration of such [***] period, during the continuance of such inability, terminate this Agreement on giving written notice to the other Party and without payment of a termination fee or other penalty. To the extent that the Party not affected by a Force Majeure Event is unable to carry out the whole or any part of its obligations under this Agreement because a prerequisite obligation of the Party so affected has not been performed, the Party not affected by a Force Majeure Event also is excused from such performance during such period. A “Force Majeure Event” as used in this Agreement shall mean an unanticipated event that is not reasonably within the control of the affected Party or its subcontractors (including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot and any other causes of such nature), and which by exercise of reasonable due diligence, such affected Party or its subcontractors could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefor. No Party shall be relieved of its obligations hereunder if its failure of performance is due to removable or remediable causes which such Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of a Force Majeure Event shall give prompt notice of such fact to the other Party, followed by written confirmation of notice, and shall exercise due diligence to remove such inability with all reasonable dispatch and to execute the Party’s Business Continuity Plan.
35.Jurisdiction; Venue. The Parties consent to the personal jurisdiction and venue of the federal and state courts in Oklahoma City, Oklahoma for any court action or proceeding. The terms of this Section 35 shall survive the expiration or earlier termination of this Agreement.
36.Insurance. Company agrees to maintain insurance coverage on the terms and conditions specified in Exhibit I at all times during the term of this Agreement, to provide an annual update of all insurance coverages, and to notify Bank promptly of any cancellation or lapse of any such insurance coverage. Insurance policies required to be maintained hereunder shall be procured from insurance companies reasonably acceptable to Bank. Company shall provide evidence of its insurance coverages in the form of certificates of insurance promptly following the Effective Date and at each policy renewal or replacement.
37.Prohibition on Tie-In Fees. Company shall not directly or indirectly impose or collect any fees, charges or remuneration from Applicants or Borrowers relating to the processing or approval of an Application, the establishment of an Account, or the disbursement of Account Advances.
38.Survial. All representations and warranties made by a Party hereunder, and all covenants made by a Party hereunder which survive the expiration or termination of this Agreement pursuant to any express provision hereof or which by their nature are intended to be performed after termination or expiration hereof, shall survive any termination or expiration of this Agreement.
39.Headings. Captions and headings in this Agreement are for convenience only and are not to be deemed part of this Agreement.
40.Manner of Payments. Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by wire or ACH transfer to the bank accounts designated by the respective Parties. Notwithstanding anything to the contrary contained herein, neither Party shall be excused from making any payment required of it under this Agreement as a result of a breach or alleged breach by the other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under this Agreement or by law.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

CENTRAL NATIONAL BANK AND TRUST CO., OF ENID

By:	/s/ R.S. Baker
Name:	R.S. Baker
Title:	President & CEO
Date:	10/19/18

1DEBIT, INC. (DBA CHIME)

By:	/s/ Matthew Newcomb
Name:	Matthew Newcomb
Title:	VP, Strategy & Finance
Date:	10/17/18

SCHEDULE 1
DEFINITIONS
Terms not otherwise defined under this Schedule 1, shall have the meaning ascribed to them elsewhere in the Agreement.
“ACH” means the Automated Clearinghouse.
“Account” refers to, as the context may require, either or both of a Borrower’s Credit Card Account and/or Secured Deposit Account.
“Account Advance” means an extension of credit pursuant to a Credit Card Account.
“Account Agreement” means the document containing the terms and conditions of a Credit Card Account that is secured by a Secured Deposit Account, including all disclosures required by Applicable Laws.
“Affiliate” means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or is under common control with the Party. For the purpose of this definition, the term “control” (including with correlative meanings, the terms controlling, controlled by and under common control with) means the power to direct the management or policies of such Person, directly or indirectly, through the ownership of forty (40%) or more of a class of voting securities of such Person.
“Applicable Laws” means all federal, state and local laws, statutes, regulations and orders applicable to a Party or relating to or affecting any aspect of the Program including the Accounts, the Program promotional and marketing materials and the Finance Materials, and all requirements of any Regulatory Authority or having jurisdiction over a Party or of any Network, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.
“Applicant” means a Person who requests an Account from Bank.
“Application” means any request from an Applicant for an Account in the form required by Bank.
“Borrower” means an Applicant or other Person for whom Bank has established an Account.
“Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of Utah are authorized or obligated by law or executive order to be closed.
“Card” means a general purpose secured credit card, branded with the Network marks and which may contain the Company’s marks, and noted as issued by Bank, that may be used to access a Credit Card Account to purchase goods or services from merchants anywhere in the world that participate in the Network or to obtain cash advances from available Network locations.

“Change of Control” means (i) an acquisition of Control of Company by any person or entity, or (ii) the sale by Company of all or substantially all of its assets to any person or entity.
“Compliance Policies” means the policies developed by Company, and approved by Bank, to govern the compliance of the Program with Applicable Laws, including the following policies: Bank Secrecy Act (including all applicable components of that Act, such as a Customer Information Program and suspicious activity monitoring, detection, and reporting, 314(a) compliance as well as OFAC compliance), Red Flags Program, fair lending/Equal Credit Opportunity Act, third-party risk management, eSign Act, Truth in Lending, Servicemembers Civil Relief Act, Unfair, Deceptive, or Abusive Acts or Practices (UDAAP); Fair Credit Reporting Act, Fair Debt Collection Practices Act, business continuity and disaster recovery, complaint handling, collections, CAN-SPAM, Telephone Consumer Protection Act, and Social Media.
“Compliance Program Policy” means the written policy governing the Company’s compliance management system, in a form developed by Company and reviewed by Bank.
“Confidential Information” means the terms and conditions of this Agreement, and any proprietary information or non-public information of a Party, including a Party’s proprietary marketing plans and objectives, that is furnished to the other Party in connection with this Agreement.
“Control” means, with respect to Company, the possession either directly or indirectly of the power to direct or cause the direction of Company’s management or policies whether through the ownership of voting securities, by contract or otherwise. Such control shall be presumed in the event that a third party acquires forty percent (40%) or more of the voting securities of Company.
“Control Person” means, with respect to Company, (i) any officer or director of Company, and (ii) any Person having the power to direct the management or policies of Company.
“Credit Card Account” means the account established by Bank in accordance with the Credit Policy for purposes of making Account Advances from time to time.
“Credit Policy” means the minimum requirements and/or other such considerations that Bank uses (whether in one or more documents) to approve or deny an Application and to establish an Account, to make an Account Advance, or to modify the terms of an Account, and the requirements for the pricing of Accounts, attached hereto as Exhibit B and updated in accordance with this Agreement from time to time.
“Funding Date” means the Business Day on which any pending Account Advances are funded.
“Funding Statement” means the statement prepared by Company in the form of Exhibit F on a Business Day that contains (i) a list of all Applicants who meet the eligibility criteria set forth in the Credit Policy, for whom Bank is requested to establish Accounts or modify the terms of the Account; and (ii) the computation (including individualized breakdown) of the total funding amount for all Account Advances; and (iii) a computation of all fees to be paid to the Network and of all interchange; and (iv) such other information as shall be reasonably required by Bank and available from Company’s processor.
“Funding Time” means the time identified by the Network for the payment of amounts due to the Network on any day.
“GAAP” means United States generally accepted accounting principles.
“ICA” means an Interbank Card Association number issued by the Network.
“Insolvent” means the inability to pay its debts as they come due.
“Network” means Visa and/or another payment card network selected by Company, subject to the approval of Bank, which approval shall not be unreasonably withheld or delayed.
“Network Rules” means the by-laws and operating rules of any Network as in effect on the date hereof and as the Network may amend from time to time.
“PAN” means, with respect to any Card, the 16-digit number associated with or embossed or printed on the face of the Card that includes the Program BIN.
“Party” means either Company or Bank and “Parties” means Company and Bank.
“Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.
“Program” means the consumer general-purpose secured revolving credit card program pursuant to which Bank will establish a Credit Card Account and Secured Deposit Account and make Account Advances on behalf of Borrowers pursuant to the terms of this Agreement, initially as described in Exhibit A attached hereto.
“Program BIN” means one or more bank identification numbers registered with the Network for purposes of issuing Accounts.
“Receivable” means, with respect to any Account of any Borrower, any right to payment from or on behalf of the Borrower in respect of the Account, and each Receivable includes any existing, as well as the right to payment of any future, interest charges or fees associated with such Receivable. Each Receivable includes all rights of Bank to payment under the Account Agreement with such Borrower.
“Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party and, in the case of Bank, shall include, but not be limited to, the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”).

“Secured Deposit Account” means the secured deposit account established for the benefit of Borrower and in which Borrower has granted Bank a security interest under the Program.
“Vendor Management Policy” means the policies and procedures for the engagement by Company of any third party to perform marketing, processing, collecting, or any other services in connection with the Program, in a form approved by Bank.

EXHIBIT A
PROGRAM DESCRIPTION
[***]

EXHIBIT B
CREDIT POLICY
[***]

EXHIBIT C
FORM OF APPLICATION
[***]

EXHIBIT D
ACCOUNT DOCUMENTATION
[***]

EXHIBIT E
FORM OF QUARTERLY COMPLIANCE CERTIFICATE
[***]

EXHIBIT F
SAMPLE FUNDING STATEMENT
[***]

EXHIBIT G
PERIODIC REPORTS
[***]

EXHIBIT H
THIRD-PARTY SERVICE CONTRACTORS
[***]

EXHIBIT I
INSURANCE REQUIREMENTS
[***]

EXHIBIT J
PRICING
FEES AND COMPENSATION
[***]

EXHIBIT K
FEATURE REQUIREMENTS
[***]

EXHIBIT L
FUNDS FLOW
[***]

AMENDMENT 1 TO THE SECURED CREDIT CARD ISSUING AND MARKETING AGREEMENT
BETWEEN
STRIDE BANK, N.A.
(f/k/a CENTRAL NATIONAL BANK & TRUST CO. OF ENID)
AND
CHIME FINANCIAL, INC.
(f/k/a 1DEBIT, INC.)
This Amendment 1 to the Secured Credit Card Issuing and Marketing Agreement (this “Amendment”) is effective as of March 10, 2020, by and between Stride Bank, N.A. (“Bank”) and Chime Financial, Inc. (“Company”).
WHEREAS, Bank (f/k/a Central National Bank & Trust Co. of Enid) and Company (f/k/a ldebit, Inc.) entered into that certain Secured Credit Card Issuing and Marketing Agreement dated as of October 10, 2018, as amended (the “Agreement”);
WHEREAS, the Parties wish to amend the Agreement to update the pricing exhibit; and WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meaning given in the Agreement.
NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:
1.Section 20(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
(a)As compensation for services provided pursuant to this Agreement, Company shall receive a sum equal to the Company share of Bank Interchange, as calculated in accordance with Exhibit J. Except as set forth herein, each Party shall bear the costs and expenses of performing its obligations under this Agreement.
2.Exhibit J of the Agreement is hereby replaced and superseded by the Exhibit J attached hereto.
3.Exhibit M of the Agreement is hereby deleted in its entirety.
4.Except as specifically modified and amended herein, all of the terms and conditions contained in the Agreement remain in full force and effect.
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5.This Amendment contains the entire agreement between the Parties with respect to this Amendment. In the event of any conflict or inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall control and govern.
(Signature Page Follows)
2

IN WITNESS WHEREOF, the authorized representatives of both Parties have duly executed and delivered this Amendment on the dates set forth below, effective as of the date set forth above.

Chime-Financial, Inc.		Stride Bank, N.A.

By:	/s/ Samir Rao	By:	/s/ Dennis L Gerhard

Name:	Samir Rao	Name:	Dennis L Gerhard

Title:	Director, Finance	Title:	EVP, Operations & Payments

Date:	3/11/2020	Date:	March 12, 2012
3

EXHIBIT J
PRICING
[***]
4

AMENDMENT 2 TO THE SECURED CREDIT CARD ISSUING AND MARKETING AGREEMENT
BETWEEN
STRIDE BANK, N.A.
(f/k/a CENTRAL NATIONAL BANK & TRUST CO. OF ENID)
AND
CHIME FINANCIAL, INC.
(f/k/a 1DEBIT, INC.)
This Amendment 2 to the Secured Credit Card Issuing and Marketing Agreement (this “Amendment”) is effective as of March 17, 2021, by and between Stride Bank, N.A. (“Bank”) and Chime Financial, Inc. (“Company”).
WHEREAS, Bank (f/k/a Central National Bank & Trust Co. of Enid) and Company (f/k/a 1debit, Inc.) entered into that certain Secured Credit Card Issuing and Marketing Agreement dated as of October 10, 2018, as amended (the “Agreement”);
WHEREAS, the Parties wish to further amend the Agreement to update the pricing exhibit [***]; and
WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meaning given in the Agreement.
NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:
1.Exhibit J of the Agreement is hereby replaced and superseded by the Exhibit J attached hereto.
2.Except as specifically modified and amended herein, all the terms and conditions contained in the Agreement remain in full force and effect.
3.This Amendment contains the entire agreement between the Parties with respect to this Amendment. In the event of any conflict or inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall control and govern.
(Signature Page Follows)
1

IN WITNESS WHEREOF, the authorized representatives of both Parties have duly executed and delivered this Amendment on the dates set forth below, effective as of the date set forth above.

Chime Financial, Inc.		Stride Bank, N.A.

By:	/s/ Samir Rao	By:	/s/ Dennis L Gerhard

Name: Samir Rao		Name: Dennis L Gerhard

Title: Director, Finance		Title: EVP, Operations & Payments

Date:	3/20/2021	Date:	March 17. 2021
2

EXHIBIT J
PRICING
[***]
3

AMENDMENT 3 TO THE SECURED CREDIT CARD ISSUING AND MARKETING
AGREEMENT
BETWEEN
STRIDE BANK, N.A.
(f/k/a CENTRAL NATIONAL BANK & TRUST CO. OF ENID)
AND
CHIME FINANCIAL, INC.
(f/k/a 1DEBIT, INC.)
This Amendment 3 to the Secured Credit Card Issuing and Marketing Agreement (this “Amendment”) is effective as of December 1, 2022, by and between Stride Bank, N.A. (“Bank”) and Chime Financial, Inc. (“Company”).
WHEREAS, Bank (f/k/a Central National Bank & Trust Co. of Enid) and Company (f/k/a 1debit, Inc.) entered into that certain Secured Credit Card Issuing and Marketing Agreement dated as of October 10, 2018, as amended (the “Credit Agreement”);
WHEREAS, Bank and Company entered into that certain Private Label Consumer and Commercial Checking Account, Savings & Debit Card Issuance Agreement dated as of October 5, 2018, as amended (the “Debit Agreement”);
WHEREAS, the Parties wish to amend the Credit Agreement to update the pricing, fees and compensation exhibit and to extend the term of the Credit Agreement; and WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meaning given in the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:
1.Notwithstanding anything to the contrary in Section 15(a) of the Credit Agreement, the term of the Credit Agreement shall be extended for a period of thirty (30) months commencing on the Effective Date of this Amendment, and shall continue for successive twelve (12) month periods thereafter, unless Bank or Company gives the other Party not less than one hundred eighty (180) days written notice of its election not to renew the Credit Agreement.
2.Notwithstanding anything to the contrary in in Section 15(a) of the Credit Agreement, a Party shall have the right to terminate the Credit Agreement immediately upon written notice to the other Party if the Debit Agreement has terminated or expired; provided, however, in the event the termination of the Credit Agreement follows a termination of the Debit Agreement by Company without cause, then [***]. Each
1

Party recognizes and acknowledges that the Termination Fee is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Bank. Company shall pay Bank such fees monthly within thirty (30) calendar days of receipt of Bank’s invoice. [***].
3.Notwithstanding anything to the contrary in the Credit Agreement, the Parties acknowledge and agree that Borrower bankruptcies shall be handled in accordance with procedures to be agreed to by the Parties.
4.Exhibit J of the Credit Agreement is hereby replaced and superseded by the Exhibit J attached hereto.
5.Except as specifically modified and amended herein, all of the terms and conditions contained in the Credit Agreement remain in full force and effect.
6.This Amendment contains the entire agreement between the Parties with respect to this Amendment. In the event of any conflict or inconsistency between the provisions of the Credit Agreement and this Amendment, the provisions of this Amendment shall control and govern.
(Signature Page Follows)
2

IN WITNESS WHEREOF, the authorized representatives of both Parties have duly executed and delivered this Amendment on the dates set forth below, effective as of the date set forth above.

Chime Financial, Inc.		Stride Bank, N.A.

By:	/s/ Matthew Newcomb	By:	/s/ Jimmy Stallings

Name:	Matthew Newcomb	Name:	Jimmy Stallings

Title:	CFO	Title:	President, Payments

Date:	11/22/2022	Date:	11/22/2022
3

EXHIBIT J
PRICING
[***]
4

AMENDMENT 4 TO THE SECURED CREDIT CARD ISSUING AND MARKETING AGREEMENT
BETWEEN
STRIDE BANK, N.A.
(f/k/a CENTRAL NATIONAL BANK & TRUST CO. OF ENID)
AND
CHIME FINANCIAL, INC. (f/k/a 1DEBIT, INC.)
This Amendment 4 to the Secured Credit Card Issuing and Marketing Agreement (this “Amendment”) is effective as of October 18, 2024 by and between Stride Bank, N.A. (“Bank”) and Chime Financial, Inc. (“Company”);
WHEREAS, Bank (f/k/a Central National Bank & Trust Co. of Enid) and Company (f/k/a 1debit, Inc.) entered into that certain Secured Credit Card Issuing and Marketing Agreement dated as of October 10, 2018, as amended (the “Agreement”);
WHEREAS, Bank (f/k/a Central National Bank & Trust Co. of Enid) and Company (f/k/a 1debit, Inc.) entered into that certain Amendment No. 3 to Secured Credit Card Issuing and Marketing Agreement dated as of December 1, 2022 (the “Amendment No. 3”);
WHEREAS, among other items, Amendment No. 3 extended the term of the Agreement;
WHEREAS, the Parties wish to amend the term of the Agreement; and
WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meaning given in the Agreement.
NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:
1.Notwithstanding anything to the contrary in Section 15(a) of the Credit Agreement, the term of the Credit Agreement shall be extended for a period of thirty-six (36) months commencing on the Effective Date of the Amendment No.3, and shall continue for successive twelve (12) month periods thereafter, unless Bank or Company gives the other Party not less than one hundred eighty (180) days written notice of its election not to renew the Credit Agreement.
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2.Except as specifically modified and amended herein, all of the terms and conditions contained in the Agreement remain in full force and effect.
3.This Amendment contains the entire agreement between the Parties with respect to this Amendment. In the event of any conflict or inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall control and govern.
2

IN WITNESS WHEREOF, the authorized representatives of both Parties have duly executed and delivered this Amendment on the dates set forth below, effective as of the date set forth above.

Chime Financial, Inc.	Stride Bank, N.A.

By: /s/ Matthew Newcomb	By: /s/ Jimmy Stallings

Name: Matthew Newcomb	Name: Jimmy Stallings

Title: CFO	Title: President, Payments

Date: 10/23/2024	Date: 10/18/2024
3